                                       July 11, 1995



Duke & Co., Inc.
909 Third Avenue
New York, New York  10022

         Re:  Sel-Leb Marketing, Inc.
              -----------------------

Dear Sir or Madame:

         The undersigned, a beneficial owner of the common stock of Sel-Leb Marketing, Inc. (the "Company"), par value $0.01 per share (the "Common Stock"), and/or warrants, options or rights to purchase, or securities convertible into, Common Stock, understands that the Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form SB-2 (No. 33-88134) for the registration of units (the "Units") consisting of Common Stock and redeemable warrants (the "Redeemable Warrants") of the Company (the "Registration Statement") in connection with a public offering of such Units. The undersigned further understands that upon the effectiveness of the Registration Statement, the Company and Duke & Co., Inc. (the "Underwriter") intend to enter into an underwriting agreement (the "Underwriting Agreement") in connection with such public offering.

         In order to induce the Underwriter to proceed with such public offering, the undersigned agrees, for the benefit of the Company and the Underwriter, that should such public offering be effectuated, he/she will not, without the prior written consent of the Underwriter, sell, assign, pledge, hypothecate or otherwise dispose of, directly or indirectly, other than in private transfers in which the transferee agrees to be bound by the provisions of this letter agreement, any shares of Common Stock of the Company owned by him/her, or subsequently acquired through the exercise of any options, warrants or rights, split or other distribution of stock, or grant of options, rights or warrants with respect to any such shares of Common Stock, during the eighteen (18) month period commencing on the date that the SEC declares the Registration Statement effective. Furthermore, the undersigned will permit all

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Duke & Co., Inc.
July 11, 1995
Page 2


certificates evidencing his/her shares of Common Stock to be endorsed with the appropriate restrictive legends, and will consent to the placement of appropriate stop transfer orders with the transfer agent for the Company.

         In the event that the Registration Statement becomes effective, the undersigned agrees to be bound by the provisions of this Agreement.

                                            Very truly yours,



                                            /s/ Jan S. Mirsky
                                            ----------------------------------
                                            Signature


                                            Jan S. Mirsky
                                            ----------------------------------
                                            Printed Name


---------------------
Please indicate number of
shares of Common Stock owned.

Please list any options, warrants,
rights or convertible securities
owned and the number of shares of
Common Stock issuable upon the
exercise or conversion of such
securities:


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                               SEL-LEB MARKETING, INC.
                                    1435 51 Street
                            North Bergen, New Jersey 07047
                                    (201) 864-3316
                                  Fax (201) 864-3586






                                        December 5, 1996



Duke & Co., Inc.
909 Third Avenue
New York, N.Y. 10022

         Re:  Sel-Leb Marketing, Inc.
              -----------------------

Dear Sir or Madame:

         This is to confirm that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees to be bound by the provisions of the attached letter agreement dated June 11, 1995 for an additional period of twelve months following the expiration of the eighteen-month period described therein; provided, however, that such provisions shall apply only to ninety percent (90%) of any shares of Common Stock held by the undersigned as of the date hereof (including, without limitation, any shares subsequently acquired either through the exercise of any options, warrants or rights held by the undersigned as of the date hereof, or through any split or other distribution of stock, or grant of options, rights or warrants with respect to any such shares of Common Stock).

                                        Very truly yours,

                                        /s/ Jan Mirsky

                                        Jan Mirsky